Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporate by reference in the Registration Statement on Form S-8 of our report dated March 31, 2010 relating to the financial statements of Weikang Bio-technology Group Co., Inc., and Subsidiaries (the "Company") for the years ended December 31, 2009 and 2008 which appear in the Company's Current Report on Form 10-K  filed with the SEC on  March 31, 2010.

Goldman Parks Kurland Mohidin LLP

Encino, California

March 31, 2010